Exhibit 10.4

FIRST AMENDMENT

TO

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Amendment”) is made on October 14, 2010 by Five Below, Inc., a Pennsylvania corporation (the “Company”), to the Amended and Restated Investor Rights Agreement, dated September 1, 2010 (the “Agreement”), among the Company, the Investors and certain other equity holders of the Company. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, pursuant to the terms of the Investment Agreement, dated September 1, 2010, by and among the Company, the Purchasers (as defined therein), and the other parties thereto (as amended, the “Investment Agreement”), the Purchasers made an equity investment in the Company in exchange for shares of Series A 8% Convertible Preferred Stock of the Company, $0.01 par value per share, on the date hereof, which is the Effective Date for purposes of the Agreement;

WHEREAS, Section 5.3 of the Agreement provides that the Company, without the consent of any other parties to the Agreement, may amend (i) Exhibit A to the Agreement to update the list of Holders, Series A Preferred Shareholders and Significant Common Shareholders, as they exist on the Effective Date after giving effect to all of the transactions described in the Investment Agreement, and (ii) the definition of Significant Common Shareholders to set forth the actual number of shares representing 3% of the total Equity Securities outstanding as of the closing of the transactions contemplated by the Investment Agreement, assuming the conversion of all Equity Securities; and

WHEREAS, pursuant to the terms of this Amendment, the Company desires to amend the Agreement in accordance with Section 5.3 of the Agreement.

NOW, THEREFORE, intending to be legally bound hereby, the Company hereby amends the Agreement as follows:

1. Amendment to Exhibit A. The information reflected in Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the information set forth in Annex 1 hereto.

2. Amendment to Definition of “Significant Common Shareholder”. Section 1.1 of the Agreement is hereby amended by deleting the definition of “Significant Common Shareholder” in its entirety and replacing it with the following:

“Significant Common Shareholder” shall mean (i) until the first anniversary of the closing of the transactions contemplated by the Investment Agreement, provided that if as of such date there are any outstanding indemnity claims under the Investment Agreement, until the date on which the last remaining outstanding indemnity claim is finally resolved, any Holder listed under the heading “Significant Common Shareholders” on the Schedule of Holders and any Person who hereafter becomes a permitted transferee of such Holder and executes and delivers a Joinder Agreement to the Company, and (ii) at any time thereafter, any Holder that alone (or together with any Person who hereafter becomes a permitted transferee of such Holder) owns at least 4,073,362 shares of Common Stock, subject to equitable adjustment upon any reverse or forward stock split or similar transaction by the Company.

3. Effectiveness and Other Provisions of the Agreement. This Amendment shall be effective as of the date hereof. Except as expressly amended hereby, the provisions of the Agreement are and shall remain in full force and effect.

4. Governing Law. This Amendment shall be governed by the laws of the Commonwealth of Pennsylvania.

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IN WITNESS WHEREOF, this Amendment has been executed by the Company as of the day and year first written above.

FIVE BELOW, INC.

By:	/s/ Kenneth R. Bull
Name:	Kenneth R Bull
Title:	Senior Vice President, Finance

[Signature Page to the First Amendment to Amended and Restated Investor Rights Agreement]

ANNEX 1

SCHEDULE OF HOLDERS

EXHIBIT A

SCHEDULE OF HOLDERS

SIGNIFICANT COMMON SHAREHOLDERS

1.	David Schlessinger c/o Five Below, Inc. 1616 Walnut Street Suite 400 Philadelphia, PA 19103 Fax: 215.546.8099 E-mail: dschlessinger@fivebelow.com

2.	Thomas Vellios c/o Five Below, Inc. 1616 Walnut Street Suite 400 Philadelphia, PA 19103 Fax: 215.546.8099 E-mail: tvellios@fivebelow.com

3.

LLR Equity Partners II, L.P.

c/o LLR Equity Partners, L.P.

Cira Centre

2929 Arch Street

Philadelphia, PA 19104-2868

Attention: Howard D. Ross

Fax:

E-mail: hross@llrpartners.com

With a copy to (which copy shall not constitute notice):

Pepper Hamilton LLP

3000 Two Logan Square

18th & Arch Streets

Philadelphia, PA 19103

Attention: Barry M. Abelson

Fax: 215.689.4803

E-mail: abelsonb@pepperlaw.com

4.	LLR Equity Partners Parallel II, L.P. c/o LLR Equity Partners, L.P. Cira Centre 2929 Arch Street Philadelphia, PA 19104-2868 Attention: Howard D. Ross Fax: E-mail: hross@llrpartners.com

With a copy to (which copy shall not constitute notice):

Pepper Hamilton LLP

3000 Two Logan Square

18th & Arch Streets

Philadelphia, PA 19103

Attention: Barry M. Abelson

Fax: 215.689.4803

E-mail: abelsonb@pepperlaw.com

5.

Blue 9 Fund I, L.P.

#401

145 Hudson St.

New York, NY 10013

Attention: Steven Tuttleman

Fax: 212.798.0401

E-mail: instar@earthlink.net

With a copy to (which copy shall not constitute notice):

Blank Rome LLP

One Logan Square

130 North 18th Street

Philadelphia, PA 19103-6998

Attention: Steven Dubow

Fax: 215.832.5755

E-mail: Dubow@BlankRome.com

SERIES A 8% CONVERTIBLE PREFERRED SHAREHOLDERS

1.	Advent International GPE VI Limited Partnership
2.	Advent International GPE VI-A Limited Partnership
3.	Advent International GPE VI-B Limited Partnership
4.	Advent International GPE VI-C Limited Partnership
5.	Advent International GPE VI-D Limited Partnership
6.	Advent International GPE VI-E Limited Partnership
7.	Advent International GPE VI-F Limited Partnership
8.	Advent International GPE VI-G Limited Partnership
9.	Advent Partners GPE VI 2008 Limited Partnership
10.	Advent Partners GPE VI 2009 Limited Partnership
11.	Advent Partners GPE VI 2010 Limited Partnership
12.	Advent Partners GPE VI – A Limited Partnership
13.	Advent Partners GPE VI – A 2010 Limited Partnership

Notices to any of the above listed Series A 8% Convertible Preferred Shareholders should be sent to: c/o Advent International Corporation 75 State Street, Floor 29

Boston Massachusetts 02109

Attn: Steven Collins, Andrew Crawford

Fax: 617.951.0568, 212.461.6503

E-mail: scollins@adventinternational.com

acrawford@adventinternational.com

with a copy to (which copy shall not constitute notice):

Weil, Gotshal & Manges LLP

100 Federal Street

Boston, Massachusetts 02110

Attention: Marilyn French

Fax: 617.772.8333

E-mail: marilyn.french@weil.com

14.	Sargent Family Investment, LLC